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                                                                    EXHIBIT 99.3

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors
Spring Tide Networks, Inc.
3 Clock Tower Place, Suite 200
Maynard, MA 01754

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated July 24, 2000, to the Board of Directors of Spring Tide Networks, Inc. (the "Company") as Annex C to the proxy statement/prospectus included in the Registration Statement of Lucent Technologies Inc. ("Lucent") on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and Lucent, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "THE MERGER -- Background of the Merger", "THE MERGER -- Reasons for the Merger and Board of Directors Recommendation", and "THE MERGER -- Opinion of Spring Tide's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By: /s/ GEORGE F. BOUTROS
    --------------------------------------------------------
    Name: George F. Boutros
    Title: Managing Director

Date:   August 4, 2000
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